Exhibit 10.7	Voting Agreement dated August 6, 2009

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of August 6, 2009 by and among ZAP, a California corporation (the “Company”), Cathaya Capital, L.P., a Cayman Islands exempted limited partnership (the “Investor”), and the shareholders of the Company set forth on Schedule I hereto (each a “Significant Holder,” and collectively the “Significant Holders”).

RECITAL

The Company proposes to sell and issue to Investor shares of the Company’s Common Stock, a Secured Convertible Promissory Note and warrants to purchase shares of the Company’s Common Stock pursuant to the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), such sale being referred to herein as  the “Financing.”  As a condition to the Financing, the parties have agreed to enter into this Agreement.

The parties therefore agree as follows:

SECTION 1

VOTING

1.1   General.  During the term of this Agreement, each Significant Holder agrees to vote all shares of the Company’s voting securities now or hereafter owned by it, whether beneficially or otherwise, or as to which it has voting power (the “Shares”) in accordance with the provisions of this Agreement.

SECTION 2

ELECTION OF DIRECTORS
2.1   Voting.  During the term of this Agreement, each Significant Holder agrees to vote all Shares in such manner as may be necessary to: (i) elect (and maintain in office) as a member of the Company’s board of directors (the “Board”) that person designated by the Investor (the “Designee”) in accordance with Section 4.23 of the Purchase Agreement, and (ii) vote for or against, as directed by the Investor, any person’s appointment to or nomination for any position on the Company’s Board that is vacant as of the date of this Agreement.

2.2   Changes in Designee.  From time to time during the term of this Agreement, Investor may, in its sole discretion:

(a)   notify the Company in writing of an intention to remove from the Company’s board of directors any incumbent director who occupies the board seat for which Investor is entitled to designate the Designee; or

(b) notify the Company in writing of an intention to select a new Designee for election to the board seat for which Investor is entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such board seat).

In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate shareholders, and the Significant Holders shall vote their Shares to cause: (a) the removal from the Company’s board of directors of the Designee; and (b) the election to the Company’s board of directors of any new Designee so designated.

2.3   Size of the Board of Directors.  During the term of this Agreement, each Significant Holder agrees to vote all Shares to maintain the authorized number of members of the board of directors of the Company at 7 directors.

2.4   No Liability for Election of Recommended Director.  None of the parties and no officer, director, shareholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the Designee of the Investor hereunder to serve on the board of directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such Designee pursuant to this Agreement.

SECTION 3

ADDITIONAL AGREEMENTS

3.1   Best Efforts.  The Company agrees to use its best efforts to ensure that the rights given to the Investor hereunder are effective and that the Investor enjoys the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the Designee as provided in Section 2, to cause the size of the board of directors to remain as provided in Section 2.3, to enforce the terms of this Agreement and to inform the Investor of any breach hereof (to the extent the Company has knowledge thereof). The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Investor in order to protect the rights of the parties hereunder against impairment and to assist the Investor and the Significant Holders in the exercise of their rights and the performance of their obligations hereunder.

3.2   Transfer of Shares.  The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Significant Holder hereunder. Each Significant Holder covenants that such Significant Holder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such transfer is made in compliance with this Agreement.  Each Significant Holder authorizes the Company to issue stop-transfer orders or certificates to prevent any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares in breach of this Agreement.

3.3   Disclosure.  Each Significant Holder hereby agrees to permit the Company to publish and disclose in any disclosure document which the Company determines to be necessary or desirable in connection with the transactions contemplated by the Purchase Agreement and hereby, such Significant Holder’s identity and ownership of Common Stock and the nature of such Significant Holder’s commitments, arrangements and understandings under this Agreement.

3.4   Significant Holder Assurances.  From time to time, and without further consideration, each Significant Holder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.  If such Significant Holder is not the legal owner of the Shares set forth opposite such Significant Holder’s name on Schedule I hereto, such Significant Holder shall cause the legal owner to act in accordance or consistent with such Significant Holder’s obligations hereunder.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor and the Significant Holders that:

4.1   Authorization; Capacity.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company.  This Agreement constitutes a valid and binding Agreement of the Company.

4.2   Non-contravention.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the Articles of Incorporation or Bylaws of the Company, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree to which the Company is bound or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding on the Company.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF THE SIGNIFICANT HOLDERS

The Significant Holders, severally and not jointly, represent and warrant to the Investor and the Company that:

5.1   Authorization; Capacity.  The execution, delivery and performance by such Significant Holder (if not an individual) of this Agreement and the consummation by such Significant Holder of the transactions contemplated hereby are within the powers (corporate or otherwise) of such Significant Holder and have been duly authorized by all necessary action (corporate or otherwise) on the part of such Significant Holder.  Such Significant Holder (if an individual) has the legal capacity to enter into this Agreement.  This Agreement constitutes a valid and binding Agreement of such Significant Holder.

5.2   Non-Contravention.  The execution, delivery and performance by such Significant Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constituent documents, if any, of such Significant Holder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree to which such Significant Holder is bound or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Significant Holder is entitled under any provision of any agreement or other instrument binding on such Significant Holder.

5.3   Ownership of Shares.  Such Significant Holder is, as of the date hereof, the record and beneficial owner of the Shares set forth opposite the name of such Significant Holder on Schedule I to this

Agreement, free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such Shares).  None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.  Except as set forth opposite the name of such Significant Holder on the applicable signature page to this Agreement, as of the date hereof, such Significant Holder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

5.4   Required Filings and Consents.  The execution and delivery of this Agreement by such Significant Holder does not, and the performance of this Agreement by such Significant Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, government or other public legal authority (“Governmental Entity”) or third party (including such Significant Holder’s spouse, if any).

5.5   Absence of Litigation.  There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of such Significant Holder, threatened against such Significant Holder, or any property or asset of such Significant Holder, before any Governmental Entity that seeks to delay or prevent the performance by such Significant Holder of any of such Significant Holder’s obligations under this Agreement or that would adversely affect the title of such Significant Holder to any of the Shares.

SECTION 6

TERMINATION

6.1   Termination.  This Agreement shall terminate upon the five (5) year anniversary of the date of this Agreement; provided, however, that if on such date, the Investor, or its registered assigns, beneficially owns shares of the Company’s capital stock equal to at least 10% of the outstanding shares of capital stock of the Company, then this Agreement shall continue in full force and effect until such time as the Investor, or its registered assigns, no longer beneficially owns at least 10% of the outstanding shares of capital stock of the Company.  Notwithstanding the foregoing, this Agreement may be terminated at any time upon the written consent of the Investor.

SECTION 7

DITIONAL SHARES

7.1   Additional Shares.  In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

SECTION 8

MISCELLANEOUS

8.1   Certain Definitions.  Shares “held” by a Significant Holder shall mean any Shares directly or indirectly owned (of record or beneficially) by such Significant Holder or as to which such Significant Holder has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of the Significant Holders shall mean the holders of a majority of the Common Stock of the Company (determined on an as-converted basis) then held by such group.

8.2   Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)   if to the Investor, to the attention of Priscilla Lu at 718 Best Court, San Carlos, California 94070, or at such other address as the Investor shall have furnished to the Company, with a copy to the attention of Jon Layman, Esq., Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Fax No. (650) 493-6811; or

(b)   if to a Significant Holder, to the Significant Holder’s address, facsimile number or electronic mail address as shown in Schedule I to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Significant Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records; or

(c)   if to the Company, to the attention of the Chief Financial Officer of the Company at 501 4th Street, Santa Rosa, California 95401, or at such other address as the Company shall have furnished to the Investor and Significant Holders.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

8.3   Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.  The Investor shall have the right to assign any and all of Investor’s rights, duties and obligations hereunder at any time without the prior written consent of the Company.

8.4   Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

8.5   Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

8.6   Further Assurances.  Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings required to be made by such party with any Governmental Entity in connection with this Agreement and the Transactions.

8.7   Entire Agreement.  This Agreement and the Transaction Documents (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

8.8   No Grant of Proxy.  This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

8.9   Not a Voting Trust.  This Agreement is not a voting trust governed by Section 706(b) of the California Corporations Code and should not be interpreted as such.

8.10   Specific Performance.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

8.11   Amendment and Waiver.  Except as expressly provided herein, this Agreement may not be amended except by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Investor, and (iii) a majority-in-interest of the Significant Holders. Except as expressly provided herein, any term of this Agreement may not be waived except by a written instrument referencing this Agreement and signed by the Investor.

8.12   No Waiver.  The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

8.13   Jurisdiction and Venue.  The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement and the other Transaction Documents, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement or the Transaction Documents except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of California, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the Transaction Documents or the subject matter hereof may not be enforced in or by such court.

8.14   Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.15   Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

 (signature page follows)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

COMPANY:

ZAP
a California corporation

By:  /s/ Steven Schneider

Name: Steven Schneider

Title:   Chief Executive Officer

INVESTOR:

CATHAYA CAPITAL, L.P.
a Cayman Islands exempted limited partnership

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By:  /s/ Pricsilla Lu

Name: Priscilla Lu

Title:   Director

( Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

SIGNIFICANT HOLDER

Steven Schneider
(Print name of Significant Holder)

/s/ Steven Schneider
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

( Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

SIGNIFICANT HOLDER Gary Starr (Print name of Significant Holder) /s/ Gary Starr (Signature) (Print name of signatory, if signing for an entity) (Print title of signatory, if signing for an entity)

( Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

SIGNIFICANT HOLDER

William Hartman
(Print name of Significant Holder)

/s/ William Hartman
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

( Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

SIGNIFICANT HOLDER Amos Kazzaz (Print name of Significant Holder) /s/ Amos Kazzaz (Signature) (Print name of signatory, if signing for an entity) (Print title of signatory, if signing for an entity)

( Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

SIGNIFICANT HOLDER Peter Scholl (Print name of Significant Holder) /s/ Peter Scholl (Signature) (Print name of signatory, if signing for an entity) (Print title of signatory, if signing for an entity)

( Signature page to the Voting Agreement)

SCHEDULE I

SIGNIFICANT HOLDERS

Significant Holder	Common Stock
Steven Schneider 501 4th Street Santa Rosa, CA 95401
Gary Starr 501 4th Street Santa Rosa, CA 95401
William Hartman 501 4th Street Santa Rosa, CA 95401
Amos Kazzaz 501 4th Street Santa Rosa, CA 95401
Peter Scholl 501 4th Street Santa Rosa, CA 95401